CLEANSPARK ANNOUNCES INCREASES IN NEW ORDERS AND BACKLOG DRIVEN BY RECENT IP ACQUISITION

SALT LAKE CITY, March 26, 2019 /PRNewswire/ -- CleanSpark, Inc.  (OTC: CLSK), a microgrid and custom electrical equipment company with advanced engineering, software and controls for innovative distributed energy resource management systems, today provided an update on its customer electrical equipment division.

Since the closing of the definitive agreement on January 22, 2019 to acquire the intellectual property of Pioneer Critical Power Inc (“PCPI”) through the date of this release, CleanSpark has delivered approximately $357,000 in custom electrical equipment to customers and received new orders of approximately $438,000. In addition, the Company’s custom equipment backlog has increased to approximately $3.9 million, an increase of approximately 8.3% from the backlog levels on the date of acquisition, and anticipates delivery of the back-log orders to occur over the next two quarters of calendar year 2019.

Zachary Bradford, CleanSpark’s President and Chief Financial Officers, said, "These orders represent the ongoing demand for critical power systems that provide reliable, intelligent power to increasingly complex energy solutions. Our sales team is continuing to identify opportunities as we expand into this market segment. We anticipate reporting on new opportunities and further increases in our backlog in the upcoming quarter. CleanSpark’s ability to provide highly customized power distribution solutions to our customers at competitive costs further enhances our shareholder value in the growing distributed energy market."

About CleanSpark, Inc.

CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal, deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

Safe Harbor Statement:

Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact - Investor Relations:

Brett Maas, Managing Partner

Hayden IR

(646)536-7331
brett@haydenir.com

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